UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

 (Date of earliest event reported):

April 1, 2014 (March 31, 2014)

COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

1-09228

13-2698053

(State or Other Jurisdiction

(Commission

(IRS Employer

of Incorporation)

File Number)

Identification No.)

412 Mt. Kemble Avenue, Suite 110C, Morristown, New Jersey 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code

(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Cover-All Technologies Inc., a Delaware corporation (the “Company”), appointed Steven R. Isaac to the Company’s Board of Directors (the “Board”), as of March 31, 2014.  Mr. Isaac will serve as a member of the class of directors whose term of office will expire at the 2014 annual meeting of the Company’s stockholders.  Mr. Isaac qualifies as an independent director.

There are no arrangements or understandings between Mr. Isaac and any other person pursuant to which Mr. Isaac was selected as a director.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant in which Mr. Isaac had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement, written or otherwise, to which Mr. Isaac is a party or in which he participates that has been entered into in connection with the Company’s appointment of Mr. Isaac to the Board.

In connection with the appointment of Mr. Isaac to the Board, the Company issued a press release.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press Release, dated April 1, 2014.

[signature on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date:  April 1, 2014

By:

  /s/ Ann F. Massey_____________________

     Ann F. Massey, Chief Financial Officer